Exhibit 99.1

Altra Reports Fourth-Quarter and Full-Year 2016 Results,

Provides 2017 Outlook

BRAINTREE, Mass., February 27, 2017 - Altra Industrial Motion Corp. (Nasdaq: AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the fourth quarter and year-ended December 31, 2016.

Financial Highlights

•

Fourth-quarter 2016 net sales were $172.6 million, compared with $173.6 million in the fourth quarter of 2015. The slight reduction in net sales was driven by an unfavorable impact from foreign exchange of 2.0%, which was substantially offset by an organic sales increase of 0.5% and a 0.9% favorable impact from pricing.

•	Fourth-quarter net income was $1.7 million, or $0.06 per diluted share, compared with $6.1 million, or $0.23 per diluted share, in the fourth quarter of 2015.
•	Strong cash flow from operations of $76.6 million led to free cash flow of $57.7 million for the year*.
•

The Company completed its acquisition of Stromag, which is expected to be accretive in the first 12 months of operations. The Company financed the transaction by amending and expanding its existing credit facility and, in connection with this financing, the Company executed multiple cross-currency interest rate swaps that provide a lower effective interest rate for the next three years.

•	Altra further strengthened its balance sheet by issuing a notice to redeem its outstanding 2.75% Convertible Senior Notes due 2031, all of which converted or redeemed by January 12, 2017.
•	Non-GAAP net income in Q4 2016 was $10.6 million, or $0.41 per diluted share, compared with $9.3 million, or $0.36 per diluted share, a year ago*.

Reconciliation of Non-GAAP Net Income*:

	Quarter Ended	Year to Date Ended	Quarter Ended	Year to Date Ended
	December 31, 2016		December 31, 2015

Net Income attributable to Altra Industrial Motion Corp.	$1,668	$25,140	$6,107	$35,406

Restructuring and consolidation costs	$3,258	$10,333	$2,220	$7,214
Write-off deferred financing costs and extinguishment of debt	1,989	1,989	500	500
Legal fees associated with pursuit of unfair trade remedy	-	742	430	430
Warranty provision related to Svendborg Acquisition	-	-	739	2,808
Acquisition related expenses	1,219	2,349	93	831
Impairment of Intangible assets	6,568	6,568	-	-
Tax impact of above adjustments	(4,071)	(6,661)	(775)	(3,143)
Tax impact of foreign reorganizations	-	-	-	(924)
Non-GAAP net income*	$10,631	$40,460	$9,314	$43,122
Non-GAAP diluted earnings per share*	$0.41	$1.56	$0.36	$1.64

Exhibit 99.1

Reconciliation of Free cash flow*:

	Year to Date Ended
	December 31, 2016	December 31, 2015
Net cash flows from operating activities	$76,641	$86,816
Purchase of property, plant and equipment	(18,941)	(22,906)

Free cash flow*	$57,700	$63,910
In Thousands of Dollars, except per share amounts

Management Comments

“We concluded the year with fourth-quarter financial results that were in line with our expectations amidst continuing difficult conditions in many of our end markets,” said Carl Christenson, Altra’s Chairman and CEO.  “We achieved year-over-year gains in the fourth-quarter in both volume and pricing, but that growth was more than offset by foreign exchange headwinds. At the same time, we performed well on the bottom line due to the progress we are making on the key elements of our profit improvement strategy, including our consolidation, supply chain, pricing and operational excellence initiatives. We completed one plant closure during the fourth quarter and closed an additional facility in the current quarter, bringing the total number of consolidations to eight.”

“During the fourth quarter, we closed on the Stromag acquisition, which provides Altra with complementary products, increased presence in key geographic regions and penetration into new growth end markets. This was the largest acquisition we have completed to date and despite this transaction our leverage profile still allows us to continue to pursue additional bolt-on acquisitions.”

Business Outlook

“We believe that we have hit the trough in certain of our served markets that have been challenged, although we do not expect an immediate or significant improvement in those markets in the near term. There remains much uncertainty. In addition, we expect to face meaningful revenue and EPS headwinds relating to foreign exchange, assuming that the Dollar remains strong. At the same time, we believe that the success of our consolidation, supply chain, pricing and operational excellence initiatives will enable us to enhance margins and accelerate profitability when our markets do rebound. Finally, we are very pleased with the addition of the Stromag business which we expect to be accretive this year.”

Altra expects full-year 2017 sales in the range of $835 to $855 million, GAAP diluted EPS in the range of $1.64 to $1.74, and non-GAAP diluted EPS in the range of $1.75 to $1.85. The Company expects its tax rate for the full year to be approximately 30% to 32% before discrete items. Altra expects capital expenditures in the range of $25 to $30 million and depreciation and amortization in the range of $38 to $42 million*.

The following table reconciles GAAP diluted earnings per share to non-GAAP diluted earnings per share and does not take in to account any unknown factors that may impact the business.

Exhibit 99.1

*Reconciliation of 2017 Non-GAAP Diluted EPS Guidance	Fiscal Year 2017

Net Income per Share Diluted	$1.64 - $1.74
Restructuring and consolidation costs	0.05
Acquisition related expenses	0.02
Inventory step-up	0.05
Loss on extinguishment of debt	0.04
Tax impact of above adjustments**	(0.05)
Non-GAAP Diluted EPS Guidance	$1.75 - $1.85

** Tax impact is calculated by multiplying the estimated effective tax rate for the period of 31% by the above items.

Conference Call

The Company will conduct an investor conference call to discuss its unaudited fourth-quarter 2016 financial results this morning at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on February 27 through midnight on March 13, 2017. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID #13654961). A webcast replay also will be available.

Exhibit 99.1

Altra Industrial Motion Corp.

Consolidated Statements of Income Data:	Quarters Ended				Year to Date Ended
In Thousands of Dollars, except per share amounts	December 31, 2016		December 31, 2015		December 31, 2016		December 31, 2015
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Net sales	$172,647		$173,628		$708,906		$746,652
Cost of sales	117,520		119,424		486,774		518,189
Gross profit	$55,127		$54,204		$222,132		$228,463
Gross profit as a percent of net sales	31.9%		31.2%		31.3%		30.6%
Selling, general & administrative expenses	34,944		33,484		140,492		139,217
Research and development expenses	4,332		4,312		17,677		17,818
Impairment of Intangible assets	6,568		-		6,568		-
Restructuring Charges	3,258		2,220		9,849		7,214
Income from operations	$6,025		$14,188		$47,546		$64,214
Income from operations as a percent of net sales	3.5%		8.2%		6.7%		8.6%
Interest expense, net	3,064		3,306		11,679		12,164
Loss on write-off of deferred financing and extinguishment of convertible debt	1,989		-		1,989		-
Other non-operating expense (income), net	431		357		(7)		963
Income before income taxes	$541		$10,525		$33,885		$51,087
(Benefit)/Provision for income taxes	(1,127)		4,418		8,745		15,744
Income tax rate	-208.3%		42.0%		25.8%		30.8%
Net income	1,668		6,107		25,140		35,343
Net loss attributable to non-controlling interest	-		-		-		63
Net income attributable to Altra Industrial Motion Corp.	$1,668		$6,107		$25,140		$35,406

Weighted Average common shares outstanding
Basic	25,889		26,091		25,719		26,064
Diluted - includes impact of convertible debt redemptions	25,916		26,091		25,872		26,109

Net income per share
Basic	$0.06		$0.23		$0.97		$1.36
Diluted	$0.06		$0.23		$0.97		$1.36

Reconciliation of Non-GAAP Income From Operations:

Income from operations	$6,025		$14,188		$47,546		$64,214

Restructuring and consolidation costs	3,258		2,220		10,333		7,214
Legal fees associated with pursuit of unfair trade remedy	-		430		742		430
Impairment of Intangible assets	6,568		-		6,568		-
Warranty provision related to Svendborg Acquisition	-		739		-		2,808
Acquisition related expenses	1,219		93		2,349		831

Non-GAAP income from operations *	$17,070		$17,670		$67,538		$75,497

Reconciliation of Non-GAAP Net Income:

Net income attributable to Altra Industrial Motion Corp.	$1,668		$6,107		$25,140		$35,406

Restructuring and consolidation costs	3,258		2,220		10,333		7,214
Write-off deferred financing costs and extinguishment of debt	1,989		500		1,989		500
Legal fees associated with pursuit of unfair trade remedy	-		430		742		430
Warranty provision related to Svendborg Acquisition	-		739		-		2,808
Impairment of Intangible assets	6,568		-		6,568		-
Acquisition related expenses	1,219		93		2,349		831
Tax impact of above adjustments	(4,071)		(775)		(6,661)		(3,143)
Tax impact of foreign reorganizations	-		-		-		(924)
Non-GAAP net income *	$10,631		$9,314		$40,460		$43,122

Non-GAAP diluted earnings per share *	$0.41	(1)	$0.36	(2)	$1.56	(3)	$1.64	(4)

(1) - tax impact for the above items is calculated by multiplying Restructuring and consolidation costs, write-off of deferred financing and extinguishment of debt, and the TB Woods impairment by the marginal tax rate plus the acquisition related expenses multiplied by the estimated effective tax rate for the period of 26.5% by the above items

(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.0% by the above items
(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.3% by the above items
(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 25.4% by the above items

Exhibit 99.1

Consolidated Balance Sheets	Years Ended December 31,
In Thousands of Dollars	2016	2015

Assets:
Current Assets
Cash and cash equivalents	$69,118	$50,320
Trade receivables, net	120,319	94,720
Inventories	139,840	121,156
Income tax receivable	607	5,146
Prepaid expenses and other current assets	10,429	11,217
Assets held for sale	3,874	4,597
Total current assets	344,187	287,156
Property, plant and equipment, net	177,043	145,413
Intangible assets, net	154,683	96,069
Goodwill	188,841	97,309
Deferred income taxes	2,510	3,201
Other non-current assets, net	2,560	3,184
Total assets	$869,824	$632,332

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$60,845	$40,297
Accrued payroll	31,302	22,312
Accruals and other current liabilities	35,080	34,990
Income tax payable	706	3,563
Current portion of long-term debt	43,690	3,187
Total current liabilities	171,623	104,349
Long-term debt, less current portion and net of unaccreted discount	325,969	231,568
Deferred income taxes	61,084	44,185
Pension liabilities	23,691	8,328
Other long-term liabilities	4,109	1,335
Total stockholders' equity	283,348	242,567
Total liabilities, and stockholders' equity	$869,824	$632,332

Reconciliation to operating working capital:
Trade receivables, net	120,319	94,720
Inventories	139,840	121,156
Accounts payable	(60,845)	(40,297)
Operating working capital *	$199,314	$175,579

Exhibit 99.1

	Year to Date Ended
	December 31, 2016	December 31, 2015

Cash flows from operating activities
Net income	$25,140	$35,343
Adjustments to reconcile net income to net cash flows:
Depreciation	21,604	21,559
Amortization of intangible assets	8,294	8,562
Amortization and write-off of deferred financing costs	802	1,366
Loss (Gain) on foreign currency, net	259	(395)
Accretion of debt discount, net	4,005	3,694
Loss on disposals and impairments	8,273	2,003
Loss on extinguishment of debt	1,989	—
(Benefit) for deferred taxes	(2,850)	(170)
Stock based compensation	4,230	4,004
Changes in assets and liabilities:
Trade receivables	(4,140)	7,223
Inventories	2,324	6,049
Accounts payable and accrued liabilities	4,333	2,816
Other current assets and liabilities	529	(3,343)
Other operating assets and liabilities	1,849	(1,895)
Net cash provided by operating activities	76,641	86,816
Cash flows from investing activities
Purchase of property, plant and equipment	(18,941)	(22,906)
Proceeds from sale of property	—	1,201
Acquisition of Stromag, net of cash received of $8.8 million	(187,967)	—
Net cash used in investing activities	(206,908)	(21,705)
Cash flows from financing activities
Payment of debt issuance costs	(650)	(1,006)
Payment on term loan facility	—	(130,063)
Payments on revolving credit facility	(31,861)	(14,998)
Dividend payments	(11,667)	(14,928)
Payments of equipment, working capital notes, mortgages and other debt	(3,308)	(3,864)
Payments from equipment, working capital notes, mortgages and other debt	2,729	8,398
Borrowing under revolving credit facility	200,579	120,036
Purchase of non-controlling interest in Lamiflex	—	(878)
Purchases of common stock under share repurchase program	(4,713)	(17,298)
Shares surrendered for tax withholding	(1,337)	(1,182)
Net cash provided/(used) in financing activities	149,772	(55,783)
Effect of exchange rate changes on cash and cash equivalents	(707)	(6,511)
Net change in cash and cash equivalents	18,798	2,817
Cash and cash equivalents at beginning of year	50,320	47,503
Cash and cash equivalents at end of period	$69,118	$50,320

Reconciliation to free cash flow:
Net cash flows from operating activities	76,641	86,816
Purchase of property, plant and equipment	(18,941)	(22,906)

Free cash flow *	$57,700	$63,910

Exhibit 99.1

Altra Industrial Motion Corp.
Selected Segment Data	Quarters Ended December 31,		Year to date periods Ended December 31,
In Thousands of Dollars, except per share amount	2016	2015	2016	2015
Net Sales:
Couplings, Clutches & Brakes	$74,181	$77,074	$305,406	$342,299
Electromagnetic Clutches & Brakes	52,773	53,397	217,856	219,676
Gearing	46,964	44,653	192,003	192,252
Eliminations	(1,271)	(1,496)	(6,359)	(7,575)
Total	$172,647	$173,628	$708,906	$746,652

Income from operations:
Couplings, Clutches & Brakes	$7,068	$9,078	$27,509	$49,299
Electromagnetic Clutches & Brakes	6,287	5,341	26,406	22,014
Gearing	5,438	4,072	22,718	22,698
Restructuring and consolidation costs	(3,258)	(2,220)	(9,849)	(1,767)
Corporate	(9,510)	(2,083)	(19,238)	(17,135)
Total	$6,025	$14,188	$47,546	$75,109

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The Company brings together strong brands covering over 40 product lines with production facilities in 12 countries. Altra's leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Svendborg Brakes, TB Wood's, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.

The Altra Industrial Motion Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4038.

* Discussion of Non-GAAP Financial Measures

As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related expenses, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP gross profit, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future

Exhibit 99.1

operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the expected financial impact of the Stromag acquisition, the Company's expectations regarding the impact of certain interest rate and currency swap transactions, the statements under our "Business Outlook", our expectations regarding economic conditions, our expectations regarding the impact of foreign exchange rates, the impact of certain restructuring activities, and the Company’s guidance for full year 2017.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Credit Facility, (20) risks associated with compliance with tax laws, (21) risks associated with the volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Svendborg, Guardian and Stromag acquisitions and integration and other acquisitions, (24) risks associated with the Company's investment in a manufacturing facility in China, (25) risks associated with certain minimum purchase agreements we have with suppliers, (26) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (27) risks associated with interest rate swap contracts, (28) risks associated with our exposure to renewable energy markets, (29) risks related to regulations regarding conflict minerals, (30) risks related to restructuring and plant consolidations, and (31) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E

CONTACT:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

Christian.storch@altramotion.com